Exhibit C


                          CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101


June 24, 1998
Board of Directors
AmeriResource Technologies, Inc.
8809 Long Avenue
Lenexa, Kansas

             RE:  Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

     As independent public accountants for AmeriResource Technologies, Inc., a Delaware corporation (the "Company"), we hereby consent to the use of our report included in the annual report of the Company on Form 10-KSB for the year ended December 31, 1997 in the Company's Form S-8 registration statement.

                                        Sincerely,

                                        /s/ Crouch, Beirwolf & Chisholm
                                        Crouch, Bierwolf & Chisholm
Date: June 24, 1998